Exhibit 10.1

FIRST AMENDMENT TO THE

EMPLOYMENT AGREEMENT BETWEEN BIO-LOGIC SYSTEMS, CORP.

AND GABRIEL RAVIV

WHEREAS, Bio-logic Systems Corporation (the “Company”) entered into an Employment Agreement (the “Agreement”) with Gabriel Raviv, Ph.D. (the “Executive”) dated March 1, 2004;

WHEREAS, Section 21 of the Agreement provides that the Company and the Executive have the right to modify the Agreement if such modification is executed by both the Company and the Executive

WHEREAS, the Company and the Executive now desire to modify the Agreement.

NOW, THEREFORE, the Agreement is hereby modified as follows, effective as of December 16, 2005:

I.

Subsection 3(b) of the Agreement is modified by adding the following to the end thereof:

“Notwithstanding the foregoing, any such bonus shall be paid no later than the March 15 of the calendar year following the calendar year during which ends the fiscal year for which the bonus is paid.”

II.

Subsection 3(c) of the Agreement is modified by adding the following to the end thereof:

“Notwithstanding the foregoing, the exercise price of any such stock option shall (i) never be less than the fair market value of the underlying stock on the date of grant, (ii) be subject to taxation under Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), and (iii) not include any feature that provides for the deferral of compensation. To the extent necessary to avoid liability to the Executive under Section 409A of the Code, the Company hereby agrees to timely amend, in a manner acceptable to the Executive, any and all stock option plans that it maintains and any and all grants of stock options to the Executive that are outstanding on December 16, 2005.”

III.

Subsection 6(e) of the Agreement is modified to read in its entirety as follows:

“(e) As consideration for the covenants set forth in this Section 6, on the six-month anniversary of the date of termination of the Executive’s employment with the Company, the Company shall pay $470,000 to the Executive; provided, however, that no such payment shall be made if the Executive’s employment with the Company is terminated for reasons of Cause (as defined in Subsection 8(e)), even though such covenants shall remain enforceable and in full force and effect.”

IV.

The first paragraph of Section 8 of the Agreement is modified by inserting the following sentence immediately after the first sentence thereof:

“Any such Accrued Obligations shall be paid or transferred to the Executive under this paragraph on the six-month anniversary of the date of termination of the Executive’s employment with the Company upon conclusion of the Term.”

V.

Subsection 8(a) of the Agreement is modified by deleting the last two sentences of Subsection 8(a) and replacing them with the following:

“The payment of such amounts shall be made to the Executive (or surviving spouse or estate, as appropriate) in a single lump sum on the six-month anniversary of the date of termination of the Executive’s employment with the Company. Other than payment of such amounts, the Company shall have no obligations under this Agreement.”

VI.

Subsection 8(b) of the Agreement is modified by deleting the last two sentences of Subsection 8(b) and replacing them with the following:

“The payment of such amounts shall be made to the Executive in equal monthly installments over a period of twenty-four months beginning on the six-month anniversary of the date of termination of the Executive’s employment with the Company. Other than payment of such amounts, the Company shall have no obligations under this Agreement.”

VII.

The heading to subsection 8(c) of the Agreement is modified to read in its entirety as follows:

“Change in Control”

VIII.

Subsection 8(c)(i) of the Agreement is modified to read in its entirety as follows:

“Sixty (60) days following a Change in Control, the Company shall provide to the Executive the following (subject to the execution and delivery by the Executive to the Company of the General Release and Cooperation Agreement described in Section 17 hereof):

(A) the Accrued Obligation;

(B) a lump sum payment equal to three times the Executive’s Base Salary;

(C) a lump sum payment equal to the unpaid portion of the Executive’s target bonus for the year of termination, determined on a pro rata basis according to the number of days elapsed since the beginning bonus plan year;

(D) a lump sum payment equal to the aggregate premiums to be paid for the continuation of coverage of medical and dental benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA) for a period of 18 months following the Change in Control; and

(E) a lump sum payment equal to the aggregate premiums to be paid for continuation of the Supplemental Disability Policy for a period of 18 months following the Change in Control.

Other than payment of such amounts, the Company shall have no obligations under this Agreement.”

IX.

Subsection 8(c)(ii) of the Agreement is modified to read in its entirety as follows:

“(ii)	For purposes of this Agreement, a “Change in Control” shall be deemed to have occurred if any of the following events occurs:

(A)

A change in the ownership of the Company. A change in ownership of the Company shall occur on the date that any one person, or more than one person acting as a “Group” (as defined under section 409A of the Code), acquires ownership of stock of the Company that, together with stock held by such person or Group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; provided, however, that, if any one person or more than one person acting as a Group, is considered to own more than 50% of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the Company.

(B)	A change in the effective control of the Company. A change in the effective control of the Company occurs on the date that:

(I)	any one person, or more than one person acting as a Group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 35% or more of the total voting power of the stock of the Company; or

(II)	a majority of the members of the Company’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s board of directors prior to the date of the appointment or election; provided, however, that, if one person, or more than one acting as a Group, is considered to effectively control the Company, the acquisition of additional control of the Company by the same person or persons is not considered a change in the effective control of the Company.

(C)	A change in the ownership of a substantial portion of the Company’s assets. A change in the ownership of a substantial portion of the Company’s assets occurs on the date that any one person, or more than one person acting as a Group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total Gross Fair Market Value (as defined in Subsection 8(c)(iii) hereof) equal to or more than 40% of the total Gross Fair Market Value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that, a transfer of assets by the Company is not treated as a change in the ownership of such assets if the assets are transferred to:

(I)	a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

(II)	an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company;

(III)	a person, or more than one person acting as a Group, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company; or

(IV)	an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in Subsection 8(c)(ii)(C)(III) hereof).

(iii)	For purposes of this Subsection 8(c):

(A)	Gross Fair Market Value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets, and

(B)	stock ownership shall be determined under section 409A of the Code.”

X.

Subsection 8(d) of the Agreement is modified by deleting the last two sentences of Subsection 8(d) and replacing them with the following:

“The aggregate amounts payable to the Executive as set forth in parts (i), (ii), (iii), (iv) and (v) of this Subsection 8(d) shall be payable to the Executive in one lump sum payment on the six-month anniversary of the date of termination of the Executive’s employment with the Company. Other than payment of such amount, the Company shall have no obligations under this Agreement.”

XI.

Section 15 of the Agreement is modified by adding the following to the end thereof:

“Notwithstanding the foregoing, any such indemnification payment shall be made to the Executive no later than the March 15 of the calendar year following the calendar year in which the Executive incurs the expense subject to indemnification.”

XII.

As hereby amended, the Agreement shall remain in full force and effect.

Date:	16 December 2005

BIO-LOGIC SYSTEMS CORP.

By:	/s/ Roderick G. Johnson
Name:	Roderick G. Johnson
Its:	President and Chief Operating Officer

/s/ Gabriel Raviv, Ph.D.
Gabriel Raviv, Ph.D.